UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2022

MALACHITE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	MLCT	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 11, 2022, Malachite Innovations, Inc. (the “Company”) entered into a Share Purchase Agreement by and among the Company, Daedalus Ecosciences, Inc., a wholly-owned subsidiary of the Company (“Daedalus Ecosciences”), Range Environmental Resources, Inc., a West Virginia corporation (“Range Environmental Resources”), Range Natural Resources, Inc., a West Virginia corporation (“Range Natural Resources”), Mr. Jeremy Starks and Mr. Joshua Justice (the “Share Purchase Agreement”), under which the Company issued a total of 10,000,000 shares of the Company’s common stock to Mr. Starks and Mr. Justice and Daedalus Ecosciences paid cash consideration in an amount equal to $1,000,000 to Mr. Starks and Mr. Justice for 80% of the outstanding common stock of each of Range Environmental Resources and Range Natural Resources.

Subsequent to May 11, 2022, a dispute arose between the Company and Mr. Justice related to certain representations made by Mr. Justice in the Share Purchase Agreement. On July 12, 2022, the Company entered into a Separation Agreement, by and among the Company, Daedalus Ecosciences, Range Environmental Resources, Range Natural Resources, Mr. Justice and Mrs. Christine Justice, who is Mr. Justice’s wife (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Justice: a) acknowledged that his employment with Range Environmental Resources and Range Natural Resources was terminated for cause effective June 30, 2022; b) returned the 5,000,000 shares of the Company’s common stock that had been issued to him under the terms of the Share Purchase Agreement; c) transferred his 10% interest in each of Range Environmental Resources and Range Natural Resources to Daedalus Ecosciences; and d) paid Daedalus Ecosciences the sum of $250,000. The Separation Agreement included mutual releases of claims among the parties to the Separation Agreement.

As a result of the dispute between the Company and Mr. Justice, the Company has experienced delays in preparing the financial statements of Range Environmental Resources for the years ended December 31, 2020 and 2021 (the “Range Financial Statements”) and in the audits of the Range Financial Statements. The Range Financial Statements were required to be filed in a Form 8-K/A on or before July 27, 2022.

The Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2022 is similarly delayed since the financial statements of Range Environmental Resources and Range Natural Resources must be consolidated into the financial statements of the Company included in the Form 10-Q.

Portions of this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALACHITE INNOVATIONS, INC.

Dated: August 16, 2022	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)